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                         LIONBRIDGE TECHNOLOGIES, INC.

                             LIST OF SUBSIDIARIES


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
                                            JURISDICTION OF
                                            INCORPORATION OR               NAME UNDER WHICH
NAME OF SUBSIDIARY                           ORGANIZATION               SUBSIDIARY DOES BUSINESS
------------------                         ------------------           ------------------------
Lionbridge America, Inc.                       Delaware                  Lionbridge Technologies
Lionbridge Technologies California, Inc.       Delaware                  Lionbridge Technologies
Lionbridge Technologies Holdings, B.V.     The Netherlands               Lionbridge Technologies
Lionbridge Technologies, B.V.              The Netherlands               Lionbridge Technologies
Lionbridge Technologies Ireland                 Ireland                  Lionbridge Technologies
Lionbridge Technologies (France)                France                   Lionbridge Technologies
Lionbridge Japan K.K.                           Japan                    Lionbridge Technologies
Japanese Language Service, Inc.             Massachusetts                Lionbridge Technologies
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